Exhibit 99.1

Highlands Bankshares, Inc. Announces Third Quarter Results

Highlands Bankshares, Inc. (OTCBB: HBSI) announces its results of operations for the year ended December 31, 2009.

Highlands Bankshares’ 2009 operations produced annual net income of $3,356,000. This compares to income of $4,970,000 for the year ended December 31, 2008, a decrease of 32.47%. Earnings per share, (EPS) for 2009 was $2.51 per weighted average share of common stock outstanding compared to EPS of $3.59 for the year ended December 31, 2008.

Assets at December 31, 2009 were $407,810,000 compared to asset balances of $378,295,000 at the end of 2008. Total shareholders’ equity at December 31, 2009 was $41,422,000 up from $39,399,000 at the end of the same period in 2008.

There were no repurchases of stock shares by the Company during 2009. Throughout the year, Highlands paid dividends to shareholders totaling $1.16 per share.

Income for the year produced a return on average assets (ROAA) of 0.84% and a return on average equity (ROAE) of 8.33% compared to an ROAA of 1.32% and an ROAE of 12.38% achieved during 2008.

Income for the fourth quarter of 2009 was $998,000, or 75 cents per weighted average share of common stock outstanding (EPS) compared to income of $1,211,000 or EPS of 90 cents per share for the same quarter a year ago. Income for the quarter produced an ROAA of 1.00% and an ROAE of 9.91%. This compares to an ROAA of 1.28% and an ROAE of 12.07% during the final quarter of 2008.

Highlands Bankshares Inc. is a financial holding company operating 11 banking locations in West Virginia and Virginia through its two wholly owned subsidiary banks, The Grant County Bank and Capon Valley Bank, and insurance services through its wholly owned subsidiary HBI Life Insurance Company.

As of March 29, 2010, Smith Elliott Kearns & Company, LLC, Highlands’ Registered Independent Certified Public Accounts, had issued an unqualified opinion on Highlands’ 2009 financial statements as of and for the year ended December 31, 2009.  The results of operations for 2009 and balance sheet totals for December 31, 2009 contained in the text above were derived from the audited financial statements.  Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect”, “believe”, “estimate”, “plan”, “project”, “anticipate” or other similar words.  Although the company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in:  general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, downturns in the trucking and timber industries, effects of mergers and/or downsizing in the poultry industry in Hardy County, continued challenges in the current economic environment affecting our financial condition and results of operations, continued deterioration in the financial condition of the U.S. banking system impacting the valuations of investments the company has made in the securities of other financial institutions, and consumer spending and savings habits, particularly in the current economic environment.  Additionally, actual future results and trends may differ from historical or anticipated results to the extent:  (1) any significant downturn in certain industries, particularly the trucking and timber industries are experienced; (2) loan demand decreases from prior periods; (3) the company may make additional loan loss provisions due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (4) the company may not continue to experience significant recoveries of previously charged-off loans or loans resulting in foreclosure; (5) the company is unable to control costs and expenses as anticipated, and (6) any additional assessments imposed by the FDIC.  Additionally, consideration should be given to the cautionary language contained in the company’s periodic reports filed with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934.  The company does not update any forward-looking statements that may be made from time to time by or on behalf of the company.